EXHIBIT 1

September 15, 2004

Nova Scotia Securities Commission	Securities Commission of Newfoundland and Labrador
Alberta Securities Commission	Saskatchewan Financial Services Commission, Securities Division
The Manitoba Securities Commission	Office of the Administrator of the Securities Act, New Brunswick
The Toronto Stock Exchange	Ontario Securities Commission
British Columbia Securities Commission	Registrar of Securities, Prince Edward Island
Autorité des marchés financiers	Government of the Northwest Territories
Government of Yukon	Government of Nunavut

Dear Sirs:

RE: ABER DIAMOND CORPORATION

The following were sent by prepaid mail to those shareholders who requested material of the above-mentioned Company on September 15, 2004:

        ☒    Interim Report for the Six Months Ended July 31, 2004

The above disclosure document(s) are filed with you as agent for the Company in compliance with the regulations.

Yours very truly,
 CIBC MELLON TRUST COMPANY

(Signed) Jo-Anne Kidd
Senior Administrator, Client Services
Direct Dial: (416) 643-5578

320 Bay Street, P.O. Box 1 - Toronto, ON M5H 4A6 - Tel 416.643.5000 - www.cibcmellon.com

CIBC Mellon Trust Company is a licensed user of the CIBC and Mellon trademarks